Exhibit 99.1

Republic Bancorp, Inc. Reports Solid Growth in Net Income for the First Quarter of 2015

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 17, 2015--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report first quarter net income of $13.8 million, a 15% increase over the first quarter of 2014, resulting in Diluted Earnings per Class A Common Share of $0.66. Return on average assets (“ROA”) and return on average equity (“ROE”) were 1.40% and 9.72%, respectively, for the first quarter of 2015.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “I am very pleased with our first quarter 2015 operating results as we continue to build upon the momentum that we created during the second half of 2014. Most notably, each of our four operating segments experienced growth in net income for the first quarter of 2015 compared to the first quarter of 2014. In addition, the growth in our total Company net income was primarily driven by an increase in top-line revenue; an indication that our overall operating performance continues to grow. While maintaining this momentum at the pace we have achieved thus far will not be easy for the rest of the year, our loan pipelines remain at solid levels and business prospects are strong, giving me great optimism for the remainder of 2015.”

The following table highlights Republic’s financial performance for the first quarter of 2015 compared to the same period in 2014:

	Three Months Ended
(dollars in thousands, except per share data)	3/31/15	3/31/14

Income Before Income Tax Expense	$20,749	$18,523
Net Income	$13,788	$11,984
Diluted Earnings per Class A Share	$0.66	$0.58
ROA	1.40%	1.34%
ROE	9.72%	8.69%

Results of Operations for the First Quarter of 2015 Compared to the First Quarter of 2014

Traditional Banking, Warehouse Lending (“Warehouse”) and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $6.6 million for the first quarter of 2015, an increase of $1.2 million, or 22%, from the first quarter of 2014. The increase in quarterly net income at the Core Bank was largely driven by solid loan growth which contributed to a strong increase in net interest income. The Core Bank’s growth in net interest income was further complemented by a meaningful increase in mortgage banking income combined with limited growth in overhead costs for the quarter.

Net interest income at the Core Bank increased to $28.4 million during the first quarter of 2015, a $1.2 million, or 4%, increase over the first quarter of 2014. The Core Bank’s net interest margin was 3.14% during the first quarter of 2015 compared to 3.29% during the first quarter of 2014. As previously mentioned, net interest income benefitted from strong loan growth during the quarter as loans increased $115 million from year-end 2014. The growth in loans during the first quarter of 2015 combined with the strong loan growth during the second half of 2014 led to an increase in the Core Bank’s average loan balances of $462 million when comparing the first quarter of 2015 to the first quarter of 2014. The Core Bank’s Warehouse lines of credit and correspondent lending portfolios, in particular, contributed to the Core Bank’s strong growth in both period-end and average balances. A breakdown of the overall change in the Core Bank’s period-end and average loan balances by origination channel is presented in the table below:

				Average	Average
	Ending	Ending		Quarterly	Quarterly
(dollars in thousands)	Balance	Balance	$	Balance	Balance	$
Origination Channel	3/31/2015	12/31/14	Change	3/31/2015	3/31/2014	Change

Warehouse Lending	$423,155	$319,431	$103,724	$281,005	$116,607	$164,398
Correspondent Lending	231,451	226,628	4,823	232,393	-	232,393
2012-FDIC Acquired Loans	37,113	40,188	(3,075)	38,797	70,018	(31,221)
Traditional Branch Network	2,459,608	2,450,167	9,441	2,462,114	2,365,335	96,779

Total	$3,151,327	$3,036,414	$114,913	$3,014,309	$2,551,960	$462,349

Net interest income at the Core Bank for the first quarter of 2015 includes $598,000 of net interest income contributed from the Company’s 2012 FDIC-assisted transactions compared to $3.2 million contributed during the first quarter of 2014. While net interest income at the Core Bank continues to benefit from discount accretion on the loans it acquired in the Company’s 2012 FDIC-assisted transactions, this benefit continues to decline as the remaining loans from this transaction pay down or pay off. Accretion income from the 2012 FDIC-assisted transactions contributed 2 and 25 basis points to the Core Bank’s net interest margin during these two periods.

The Core Bank’s provision for loan and lease losses remained favorably low for the first quarter of 2015 as overall credit quality at the Core Bank is strong. Core Bank provision expense was $375,000 for the first quarter of 2015 compared to a net credit of $240,000 during the first quarter of 2014. Provision expense for the first quarter of 2015 primarily represented an increase in general loan loss reserves, driven by the previously mentioned strong growth in the Core Bank’s loan portfolio. The Core Bank’s overall credit metrics in both periods compares favorably to peer.

The table below illustrates the Core Bank’s well-regarded credit quality ratios for the most recent quarter end and the previous three calendar year ends:

	As of and for the period ending:

Core Banking Credit Quality Ratios	3/31/15	12/31/14	12/31/13	12/31/12

Non-performing loans / Total loans	0.79%	0.78%	0.81%	0.82%

Non-performing assets / Total loans (including OREO)	1.00%	1.14%	1.46%	1.79%

Delinquent loans / Total loans	0.49%	0.52%	0.63%	0.79%

Net loan charge-offs / Average loans	0.02%	0.08%	0.18%	0.34%
(Annualized as of 3/31/15)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $6.8 million during the first quarter of 2015 compared to $5.6 million for the first quarter of 2014. The growth in non-interest income during the quarter was primarily driven by an $867,000 increase in mortgage banking income, as a decrease in long-term interest rates boosted demand for the Core Bank’s 15- and 30-year secondary market loan products. Altogether, the Core Bank originated $46 million of mortgage loans held for sale during the first quarter of 2015 compared to $14 million during the first quarter of 2014.

Core Bank non-interest expense increased $193,000, or 1%, from the first quarter of 2014 to $25.3 million during the same period in 2015. The Core Bank was able to moderate the increase in the non-interest expense category by limiting the growth in the largest component of non-interest expense, salaries and benefits expense. Overall, salaries and benefits expense increased $83,000 for the first quarter of 2015 compared to the first quarter of 2014, as 2015 salary increases were partially offset by a reduction in staff associated with the closing of five banking centers over the past fifteen months. In addition to the limited increase in staffing costs during the quarter, the Core Bank also experienced a $349,000 decrease in occupancy and benefits expense resulting from the previously discussed banking center closures and a new enterprise-wide phone system that has contributed savings to the Company’s overhead costs since its implementation during the fourth quarter of 2014.

Republic Processing Group (“RPG”) – The Tax Refund Solutions (“TRS”) division of RPG accounts for the majority of RPG’s annualized revenues. TRS derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season.

RPG’s first quarter 2015 net income was $7.2 million, an increase of $597,000, or 9%, over the same period in 2014. The higher profitability was primarily driven by higher Refund Transfer (“RT”) product volume, as RT volume increased 39% over the first quarter of 2014. The higher RT volume was driven by growth in retail store-front product demand resulting from an increase in the number of tax preparation offices served through existing contracts and new contracts between the Company and third party tax preparation companies.

Conclusion

“We are extremely proud of our ability to execute on our strategic growth initiatives over the past twelve months and the benefits the execution of those initiatives has contributed to the Company’s overall bottom line. In addition, with the mergers and acquisitions market heating up, we will continue our efforts to find an acquisition candidate that fits with our Company’s long-term growth plans. Overall, I couldn’t be more excited about where we stand as a company today and I am even more optimistic about our future growth prospects for 2015 and beyond,” concluded Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 40 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; two banking centers in Florida – Port Richey and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $4.0 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here SM.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions and the future growth in outstanding loan balance, as well as current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “appear,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014
Assets:
Cash and cash equivalents	$136,349	$72,878	$343,386
Investment securities	508,719	481,348	466,002
Mortgage loans held for sale, at fair value	12,748	6,388	2,414
Loans	3,155,436	3,040,495	2,574,334
Allowance for loan and lease losses	(24,631)	(24,410)	(22,367)
Loans, net	3,130,805	3,016,085	2,551,967
Federal Home Loan Bank stock, at cost	28,208	28,208	28,310
Premises and equipment, net	31,817	32,987	32,948
Premises, held for sale	1,284	1,317	-
Goodwill	10,168	10,168	10,168
Other real estate owned ("OREO")	6,736	11,243	16,914
Bank owned life insurance ("BOLI")	51,764	51,415	30,277
Other assets and accrued interest receivable	33,589	34,976	24,786
Total assets	$3,952,187	$3,747,013	$3,507,172

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$666,166	$502,569	$568,162
Interest-bearing	1,714,051	1,555,613	1,516,050
Total deposits	2,380,217	2,058,182	2,084,212

Securities sold under agreements to repurchase and other short-term borrowings	332,534	356,108	222,174
Federal Home Loan Bank advances	596,500	707,500	582,000
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	32,225	25,252	26,688
Total liabilities	3,382,716	3,188,282	2,956,314

Stockholders' equity	569,471	558,731	550,858
Total liabilities and Stockholders' equity	$3,952,187	$3,747,013	$3,507,172

Average Balance Sheet Data
	Three Months Ended Mar. 31,
	2015	2014
Assets:
Investment securities, including FHLB stock	$524,883	$499,698
Federal funds sold and other interest-earning deposits	142,172	306,535
Loans and fees, including loans held for sale	3,029,067	2,564,188
Total interest-earning assets	3,696,122	3,370,421
Total assets	3,944,527	3,571,061

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$719,581	$639,785
Interest-bearing deposits	1,635,979	1,504,820
Securities sold under agreements to repurchase and other short-term borrowings	391,421	223,079
Federal Home Loan Bank advances	567,934	595,061
Subordinated note	41,240	41,240
Total interest-bearing liabilities	2,636,574	2,364,200
Stockholders' equity	567,499	551,909

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Mar. 31,
	2015	2014

Total interest income(1)	$33,761	$32,497
Total interest expense	4,739	5,193

Net interest income	29,022	27,304

Provision for loan and lease losses	185	(703)

Non-interest income:
Service charges on deposit accounts	3,039	3,295
Net refund transfer fees	15,335	14,388
Mortgage banking income	1,353	486
Interchange fee income	2,194	2,044
Net loss on OREO	(119)	(482)
Increase in cash surrender value of BOLI	349	191
Other	835	793
Total non-interest income	22,986	20,715

Non-interest expenses:
Salaries and employee benefits	15,277	14,483
Occupancy and equipment, net	5,201	5,822
Communication and transportation	1,046	1,026
Marketing and development	585	528
FDIC insurance expense	674	569
Bank franchise tax expense	2,401	2,339
Data processing	966	797
Interchange related expense	1,007	997
Supplies	361	440
OREO expense	219	390
Legal and professional fees	1,615	1,011
Other	1,722	1,797
Total non-interest expenses	31,074	30,199

Income before income tax expense	20,749	18,523
Income tax expense	6,961	6,539

Net income	$13,788	$11,984

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the
	Three Months Ended Mar. 31,
	2015	2014
Per Share Data:

Basic average shares outstanding	20,859	20,796
Diluted average shares outstanding	20,936	20,893

End of period shares outstanding:
Class A Common Stock	18,616	18,530
Class B Common Stock	2,245	2,260

Book value per share(2)	$27.30	$26.50
Tangible book value per share(2)	26.58	25.76

Earnings per share:
Basic earnings per Class A Common Stock	$0.66	$0.58
Basic earnings per Class B Common Stock	0.65	0.56
Diluted earnings per Class A Common Stock	0.66	0.58
Diluted earnings per Class B Common Stock	0.64	0.56

Cash dividends declared per share:
Class A Common Stock	$0.187	$0.176
Class B Common Stock	0.170	0.160

Performance Ratios:

Return on average assets	1.40%	1.34%
Return on average equity	9.72	8.69
Efficiency ratio(3)	60	63
Yield on average interest-earning assets	3.65	3.86
Cost of interest-bearing liabilities	0.72	0.88
Cost of deposits(4)	0.19	0.18
Net interest spread	2.93	2.98
Net interest margin - Total Company	3.14	3.24
Net interest margin - Core Banking(5)	3.14	3.29

Other Information:

End of period full-time equivalent employees	745	735
Number of banking centers	40	42

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the
	Three Months Ended Mar. 31,
	2015	2014
Credit Quality Asset Balances:

Loans on non-accrual status	$24,423	$21,792
Loans past due 90-days-or-more and still on accrual	572	2,247
Total non-performing loans	24,995	24,039
OREO	6,736	16,914
Total non-performing assets	$31,731	$40,953
Total delinquent loans	$15,511	$14,443

Credit Quality Ratios:

Non-performing loans to total loans	0.79%	0.93%
Non-performing assets to total loans (including OREO)	1.00	1.58
Non-performing assets to total assets	0.80	1.17
Allowance for loan and lease losses to total loans	0.78	0.87
Allowance for loan and lease losses to non-performing loans	99	93
Delinquent loans to total loans(6)	0.49	0.56
Net charge-offs to average loans (annualized) - Total Company	0.00	(0.01)
Net charge-offs to average loans (annualized) - Core Banking(5)	0.02	0.07

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014
Assets:
Cash and cash equivalents	$136,349	$72,878	$69,682	$84,273	$343,386
Investment securities	508,719	481,348	500,221	511,984	466,002
Mortgage loans held for sale, at fair value	12,748	6,388	5,890	6,809	2,414
Loans	3,155,436	3,040,495	2,908,535	2,725,017	2,574,334
Allowance for loan and lease losses	(24,631)	(24,410)	(23,617)	(22,772)	(22,367)
Loans, net	3,130,805	3,016,085	2,884,918	2,702,245	2,551,967
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208	28,208	28,310
Premises and equipment, net	31,817	32,987	32,395	32,481	32,948
Premises, held for sale	1,284	1,317	-	-	-
Goodwill	10,168	10,168	10,168	10,168	10,168
Other real estate owned	6,736	11,243	11,937	11,613	16,914
Bank owned life insurance	51,764	51,415	51,037	50,656	30,277
Other assets and accrued interest receivable	33,589	34,976	31,163	26,887	24,786
Total assets	$3,952,187	$3,747,013	$3,625,619	$3,465,324	$3,507,172

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$666,166	$502,569	$534,662	$519,651	$568,162
Interest-bearing	1,714,051	1,555,613	1,525,174	1,485,332	1,516,050
Total deposits	2,380,217	2,058,182	2,059,836	2,004,983	2,084,212

Securities sold under agreements to repurchase and other short-term borrowings
	332,534	356,108	275,874	197,439	222,174
Federal Home Loan Bank advances	596,500	707,500	662,000	640,000	582,000
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	32,225	25,252	29,301	26,371	26,688
Total liabilities	3,382,716	3,188,282	3,068,251	2,910,033	2,956,314

Stockholders' equity	569,471	558,731	557,368	555,291	550,858
Total liabilities and Stockholders' equity	$3,952,187	$3,747,013	$3,625,619	$3,465,324	$3,507,172

Average Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014
Assets:
Investment securities, including FHLB stock	$524,883	$533,288	$539,020	$530,472	$499,698
Federal funds sold and other interest-earning deposits	142,172	14,251	29,713	128,473	306,535
Loans and fees, including loans held for sale	3,029,067	2,958,458	2,795,788	2,632,190	2,564,188
Total interest-earning assets	3,696,122	3,505,997	3,364,521	3,291,135	3,370,421
Total assets	3,944,527	3,679,296	3,530,013	3,459,171	3,571,061

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$719,581	$529,091	$521,360	$526,599	$639,785
Interest-bearing deposits	1,635,979	1,540,432	1,497,802	1,497,494	1,504,820
Securities sold under agreements to repurchase and other short-term borrowings	391,421	383,526	317,053	259,132	223,079
Federal Home Loan Bank advances	567,934	605,018	575,761	562,209	595,061
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,636,574	2,570,216	2,431,856	2,360,075	2,364,200
Stockholders' equity	567,499	561,666	558,750	557,109	551,909

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014

Total interest income(1)	$33,761	$34,331	$33,144	$32,405	$32,497
Total interest expense	4,739	4,854	4,702	4,855	5,193
Net interest income	29,022	29,477	28,442	27,550	27,304

Provision for loan and lease losses	185	1,359	1,510	693	(703)

Non-interest income:
Service charges on deposit accounts	3,039	3,381	3,568	3,563	3,295
Net refund transfer fees	15,335	39	(133)	1,836	14,388
Mortgage banking income	1,353	688	876	812	486
Interchange fee income	2,194	1,673	1,619	1,681	2,044
Net loss on OREO	(119)	(909)	(758)	(69)	(482)
Increase in cash surrender value of BOLI	349	378	381	379	191
Other	835	946	974	879	793
Total non-interest income	22,986	6,196	6,527	9,081	20,715

Non-interest expenses:
Salaries and employee benefits	15,277	13,761	12,164	13,965	14,483
Occupancy and equipment, net	5,201	5,134	5,544	5,508	5,822
Communication and transportation	1,046	1,079	905	856	1,026
Marketing and development	585	798	1,135	803	528
FDIC insurance expense	674	458	424	414	569
Bank franchise tax expense	2,401	715	731	831	2,339
Data processing	966	1,018	824	874	797
Interchange related expense	1,007	818	788	847	997
Supplies	361	304	205	60	440
OREO expense	219	108	218	308	390
Legal and professional fees	1,615	587	730	438	1,011
Other	1,722	1,650	1,537	1,380	1,797
Total non-interest expenses	31,074	26,430	25,205	26,284	30,199

Income before income tax expense	20,749	7,884	8,254	9,654	18,523
Income tax expense	6,961	2,649	3,008	3,332	6,539

Net income	$13,788	$5,235	$5,246	$6,322	$11,984

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014
Per Share Data:

Basic average shares outstanding	20,859	20,831	20,797	20,793	20,796
Diluted average shares outstanding	20,936	20,921	20,891	20,888	20,893

End of period shares outstanding:
Class A Common Stock	18,616	18,603	18,567	18,548	18,530
Class B Common Stock	2,245	2,245	2,245	2,245	2,260

Book value per share(2)	$27.30	$26.80	$26.78	$26.71	$26.50
Tangible book value per share(2)	26.58	26.08	26.06	25.98	25.76

Earnings per share:
Basic earnings per Class A Common Stock	$0.66	$0.25	$0.25	$0.31	$0.58
Basic earnings per Class B Common Stock	0.65	0.24	0.24	0.29	0.56
Diluted earnings per Class A Common Stock	0.66	0.25	0.25	0.30	0.58
Diluted earnings per Class B Common Stock	0.64	0.24	0.24	0.29	0.56

Cash dividends declared per share:
Class A Common Stock	$0.187	$0.187	$0.187	$0.187	$0.176
Class B Common Stock	0.170	0.170	0.170	0.170	0.160

Performance Ratios:

Return on average assets	1.40%	0.57%	0.59%	0.73%	1.34%
Return on average equity	9.72	3.73	3.76	4.54	8.69
Efficiency ratio(3)	60	74	72	72	63
Yield on average interest-earning assets	3.65	3.92	3.94	3.94	3.86
Cost of interest-bearing liabilities	0.72	0.76	0.77	0.82	0.88
Cost of deposits(4)	0.19	0.20	0.18	0.19	0.18
Net interest spread	2.93	3.16	3.17	3.12	2.98
Net interest margin - Total Company	3.14	3.36	3.38	3.35	3.24
Net interest margin - Core Banking(5)	3.14	3.36	3.38	3.35	3.29

Other Information:

End of period full-time equivalent employees	745	723	734	726	735
Number of banking centers	40	41	42	42	42

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014
Credit Quality Asset Balances:
Loans on non-accrual status	$24,423	$23,337	$21,447	$19,606	$21,792
Loans past due 90-days-or-more and still on accrual	572	322	-	734	2,247
Total non-performing loans	24,995	23,659	21,447	20,340	24,039
OREO	6,736	11,243	11,937	11,613	16,914
Total non-performing assets	$31,731	$34,902	$33,384	$31,953	$40,953
Total delinquent loans	$15,511	$15,851	$12,226	$12,062	$14,443

Credit Quality Ratios:
Non-performing loans to total loans	0.79%	0.78%	0.74%	0.75%	0.93%
Non-performing assets to total loans (including OREO)	1.00	1.14	1.14	1.17	1.58
Non-performing assets to total assets	0.80	0.93	0.92	0.92	1.17
Allowance for loan and lease losses to total loans	0.78	0.80	0.81	0.84	0.87
Allowance for loan and lease losses to non-performing loans	99	103	110	112	93
Delinquent loans to total loans(6)	0.49	0.52	0.42	0.44	0.56
Net charge-offs (recoveries) to average loans (annualized) - Total Company	0.00	0.08	0.10	0.04	(0.01)
Net charge-offs to average loans (annualized) - Core Banking(5)	0.02	0.08	0.10	0.05	0.07

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of March 31, 2015, the Company was divided into four distinct operating segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Banking” activities. The RPG segment includes the Tax Refund Solutions (“TRS”) division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RPS and RCS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Bank.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:
Traditional Banking	Provides traditional banking products primarily to customers in the Company's market footprint.	Loans, investments and deposits

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the Nation.	Mortgage warehouse lines of credit

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans.	Gain on sale of loans and servicing fees

Republic Processing Group	TRS division facilitates the receipt and payment of federal and state tax refund products. The RPS division offers general purpose reloadable cards. The RCS division offers short-term credit products.	Net refund transfer fees

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2014 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)

Segment information for the three months ended March 31, 2015 and 2014 follows:

	Three Months Ended March 31, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$25,758	$2,541	$56	$28,355	$667	$29,022

Provision for loan and lease losses	116	259	-	375	(190)	185

Net refund transfer fees	-	-	-	-	15,335	15,335
Mortgage banking income	-	-	1,353	1,353	-	1,353
Other non-interest income	5,397	5	84	5,486	812	6,298
Total non-interest income	5,397	5	1,437	6,839	16,147	22,986

Total non-interest expenses	23,407	573	1,285	25,265	5,809	31,074

Income before income tax expense	7,632	1,714	208	9,554	11,195	20,749
Income tax expense	2,286	600	73	2,959	4,002	6,961
Net income	$5,346	$1,114	$135	$6,595	$7,193	$13,788

Segment end of period assets	$3,380,813	$422,652	$18,002	$3,821,467	$130,720	$3,952,187

Net interest margin	3.10%	3.62%	NM	3.14%	NM	3.14%

	Three Months Ended March 31, 2014
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$25,954	$1,159	$46	$27,159	$145	$27,304

Provision for loan and lease losses	(268)	28	-	(240)	(463)	(703)

Net refund transfer fees	-	-	-	-	14,388	14,388
Mortgage banking income	-	-	486	486	-	486
Other non-interest income	5,072	2	74	5,148	693	5,841
Total non-interest income	5,072	2	560	5,634	15,081	20,715

Total non-interest expenses	23,482	380	1,210	25,072	5,127	30,199

Income (loss) before income tax expense	7,812	753	(604)	7,961	10,562	18,523
Income tax expense (benefit)	2,520	264	(211)	2,573	3,966	6,539
Net income (loss)	$5,292	$489	$(393)	$5,388	$6,596	$11,984

Segment end of period assets	$3,305,197	$135,986	$8,062	$3,449,245	$57,927	$3,507,172

Net interest margin	3.27%	3.97%	NM	3.29%	NM	3.24%

Republic Bancorp, Inc. Financial Information
First Quarter 2015 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $1.8 million and $3.1 million for the quarters ended March 31, 2015 and 2014.

The amount of loan fee income included in total interest income per quarter was as follows: $1.8 million (quarter ended March 31, 2015), $2.2 million (quarter ended December 31, 2014), $1.8 million (quarter ended September 30, 2014), $2.3 million (quarter ended June 30, 2014); and $3.1 million (quarter ended March 31, 2014).

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible book value ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014
Total stockholders' equity (a)	$569,471	$558,731	$557,368	$555,291	$550,858
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	-	-	-
Less: Mortgage servicing rights	4,864	4,813	4,881	5,009	5,227
Tangible stockholders' equity (c )	$554,439	$543,750	$542,319	$540,114	$535,463

Total assets (b)	$3,952,187	$3,747,013	$3,625,619	$3,465,324	$3,507,172
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	-	-	-
Less: Mortgage servicing rights	4,864	4,813	4,881	5,009	5,227
Tangible assets (d)	$3,937,155	$3,732,032	$3,610,570	$3,450,147	$3,491,777

Total stockholders' equity to total assets (a/b)	14.41%	14.91%	15.37%	16.02%	15.71%
Tangible stockholders' equity to tangible assets (c/d)	14.08%	14.57%	15.02%	15.65%	15.33%

Number of shares outstanding (e)	20,861	20,848	20,812	20,793	20,790

Book value per share (a/e)	$27.30	$26.80	$26.78	$26.71	$26.50
Tangible book value per share (c/e)	26.58	26.08	26.06	25.98	25.76

(3) – The efficiency ratio equals total non-interest expense divided by the sum of net interest income and non-interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities, if applicable.

(4) – The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average non interest-bearing deposits.

(5) – Ratio relates only to Core Banking operations, which consists of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(6) – The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer